Exhibit 99.1

Semler Reports Third Quarter and Year-to-Date 2018 Financial Results

San Jose, Cal. – October 26, 2018 – Semler Scientific, Inc. (OTCQB: SMLR), an emerging growth company that provides technology solutions to improve the clinical effectiveness and efficiency of healthcare providers, today reported financial results for the three and nine months ended September 30, 2018.

“It is our intent to provide cost efficient and practical means for our customers to better care for their patients,” said Doug Murphy-Chutorian, M.D., chief executive officer of Semler Scientific. “We believe that the clinical benefits of using our product are driving adoption and expansion in the medical marketplace.”

FINANCIAL RESULTS

For the three months ended September 30, 2018, compared to the corresponding period of 2017, Semler Scientific reported:

•	Revenues of $5,579,000, an increase of $1,972,000, or 55%, compared to $3,607,000
•	Cost of revenues of $615,000, a decrease of $109,000, or 15%, compared to $724,000. As a percentage of revenues, cost of revenues was 11% compared to 20%
•	Total operating expenses, which includes cost of revenues, of $4,033,000, an increase of $502,000, or 14%, compared to $3,531,000
•	Net income of $1,468,000, or $0.24 per basic share and $0.19 per diluted share, an increase of $1,509,000, compared to a net loss of $41,000, or $0.01 loss per share (basic and diluted). As a percentage of revenues, net income was 26%

For the nine months ended September 30, 2018, compared to the corresponding period of 2017, Semler Scientific reported:

•	Revenues of $15,526,000, an increase of $7,287,000, or 88%, compared to $8,239,000
•	Cost of revenues of $1,999,000, an increase of $144,000, or 8%, compared to $1,855,000. As a percentage of revenues, cost of revenues was 13% compared to 23%
•	Total operating expenses, which includes cost of revenues, of $11,633,000, an increase of $2,166,000, or 23%, compared to $9,467,000
•	Net income of $3,626,000, or $0.60 per basic share and $0.48 per diluted share, an increase of $5,389,000, compared to a net loss of $1,763,000, or $0.33 loss per basic and diluted share. As a percentage of revenues, net income was 23%

For the three months ended September 30, 2018, compared to three months ended June 30, 2018, Semler Scientific reported:

•	Revenues of $5,579,000, an increase of $95,000, or 2%, compared to $5,484,000
•	Cost of revenues of $615,000, a decrease of $65,000, or 10%, compared to $680,000. As a percentage of revenues, cost of revenues was 11% compared to 12%
•	Total operating expenses, which includes cost of revenues, of $4,033,000, an increase of $84,000, or 2%, compared to $3,949,000. As a percentage of revenues, total operating expenses were 72% compared to 72%
•	Net income of $1,468,000, or $0.24 per basic share and $0.19 per diluted share, an increase of $15,000, or 1%, compared to a net income of $1,453,000, or $0.24 per basic share and $0.19 per diluted share. As a percentage of revenues, net income was 26% compared to 26%
•	Cash of $3,087,000, an increase of $1,078,000, compared to $2,009,000

During the first nine months of 2018, total liabilities were reduced by $2,091,000 as compared to the year ended December 31, 2017, as the company retired debts and reduced accounts payable, among other items. In early October, the company retired an additional $1,873,000 of principal and interest of notes due in January 2019 for cash, and concurrent therewith, the noteholder exercised warrants for 134,616 shares, resulting in $350,000 cash proceeds to the company.

YEAR TO DATE 2018 HIGHLIGHTS

Major accomplishments recognized in the first nine months of 2018 were:

1.	Reduction of total liabilities by $2,091,000 as compared to the year ended December 31, 2017.
2.	Increase in stockholders’ equity by $4,895,000 from stockholders’ deficit of $2,583,000 on December 31, 2017, to $2,312,000 on September 30, 2018.
3.	Growth of revenues by 88% compared to the corresponding first nine months of 2017.
4.	Sustained profitability during 2018.

For the remainder of 2018 and continuing in 2019, Semler Scientific expects continued profitability and cash generated from operating activities. It is the company’s intent to grow revenues at a faster rate than expenses and to remain profitable.

“Our goals are to work with the healthcare industry to reduce avoidable healthcare costs and improve health outcomes of patients,” said Dr. Murphy-Chutorian. “We believe that earlier recognition of peripheral artery disease leads to early preventive care and the reduction of the risk of heart attack, stroke and amputation.”

Notice of Conference Call

Semler Scientific will host a conference call at 11 a.m. ET, Friday, October 26, 2018. The call will address results of the third quarter and first nine months of 2018 and will provide a business update on the company’s market outlook and strategies for the near-term future.

The conference call may be accessed by dialing 877-359-9508 for domestic callers and 224-357-2393 for international callers. Please specify to the operator that you would like to join the "Semler Scientific Third Quarter and Year-to-Date 2018 Financial Results Call, conference ID#: 9672109." The conference call will be archived on Semler's website at www.semlerscientific.com.

Semler Scientific, Inc.

Condensed Statements of Operations

(In thousands of U.S. Dollars, except for share and per share data)

	For the three months ended September 30,		For the nine months ended September 30,
	(Unaudited)		(Unaudited)
	2018	2017	2018	2017

Revenues	$5,579	$3,607	$15,526	$8,239

Operating expenses:
Cost of revenues	615	724	1,999	1,855
Engineering and product development	587	432	1,443	1,345
Sales and marketing	1,798	1,350	5,283	3,502
General and administrative	1,033	1,025	2,908	2,765

Total operating expenses	4,033	3,531	11,633	9,467

Income (loss) from operations	1,546	76	3,893	(1,228)

Interest expense	(1)	(42)	(57)	(190)
Interest expense -- related parties	(74)	(75)	(206)	(158)
Loss on extinguishment of loans	-	-	-	(179)
Other expense	(3)	-	(4)	(8)

Other expense	(78)	(117)	(267)	(535)

Net income (loss)	$1,468	$(41)	$3,626	$(1,763)

Net income (loss) per share:
Basic	$0.24	$(0.01)	$0.60	$(0.33)
Diluted	$0.19	$(0.01)	$0.48	$(0.33)

Weighted average number of shares used in computing earnings (loss) per share:
Basic	6,086,489	5,463,568	5,998,460	5,346,178
Diluted	7,927,788	5,463,568	7,611,961	5,346,178

Semler Scientific, Inc.

Condensed Balance Sheets

(In thousands of U.S. Dollars)

	At September 30,	At December 31,
	2018	2017
	(unaudited)
Cash	$3,087	$1,457
Other current assets	2,651	1,426
Noncurrent assets	1,305	1,355
Total assets	$7,043	$4,238

Current liabilities	4,719	5,140
Noncurrent liabilities	12	1,681
Stockholders’ equity (deficit)	2,312	(2,583)

Total liabilities and stockholders' equity (deficit)	$7,043	$4,238

About Semler Scientific, Inc.:

Semler Scientific, Inc. is an emerging growth company that provides technology solutions to improve the clinical effectiveness and efficiency of healthcare providers. Semler Scientific’s mission is to develop, manufacture and market innovative proprietary products and services that assist its customers in evaluating and treating chronic diseases. Semler Scientific’s first patented and U.S. Food and Drug Administration, or FDA, cleared product, introduced commercially in 2011, measured arterial blood flow in the extremities to aid in the diagnosis of peripheral arterial disease. In March 2015, Semler Scientific received FDA 510(k) clearance for the next generation version of this product named QuantaFlo™, which was commercially launched in August 2015 to more comprehensively evaluate our customers’ patients for risk of heart attacks and strokes. Semler Scientific believes it is positioned to provide valuable information to its insurance company and physician customers, which in turn permits them to better guide patient care. Additional information about Semler can be found at semlerscientific.com.

Forward-Looking Statements

This press release contains “forward-looking” statements. Such statements can be identified by, among other things, the use of forward-looking language such as the words “may,” “will,” “expect,” “anticipate,” “estimate,” “project,” “would,” “could” or words with similar meaning or the negatives of these terms or by the discussion of strategy or intentions. The forward-looking statements in this release include statements regarding continued profitability and cash generated from operations, as well as its ability to grow revenues faster than expenses. Such forward-looking statements are subject to a number of risks and uncertainties that could cause Semler Scientific’s actual results to differ materially from those discussed here, such as whether or not insurance plans and other customers will continue to license its cardiovascular testing products, and its ability to continue to control expenses, along with those statements detailed in Semler Scientific’s SEC filings. These forward-looking statements involve assumptions, estimates, and uncertainties that reflect current internal projections, expectations or beliefs. There can be no assurance that such statements will prove to be accurate, and actual results and future events could differ materially from those anticipated in such statements. All forward-looking statements contained in this press release are qualified in their entirety by these cautionary statements and the risk factors described above. Furthermore, all such statements are made as of the date of this release and Semler Scientific assumes no obligation to update or revise these statements unless otherwise required by law.

CONTACT:

Susan A. Noonan

S.A. Noonan Communications

susan@sanoonan.com

212 966 3650

SOURCE: Semler Scientific, Inc.

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